UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring plans and elimination of obligations

The Company is continuing an effort to restructure its obligations, including all debts, notes, accounts payable and certain of its accrued expenses. On April 24, 2025, the Company entered into Obligation Exchange Agreements with two (2) of its creditors. The agreements call for the cancellation of approximately $300,000 of notes, expenses and other obligations in consideration of the issuance of 75,000 shares of restricted common stock for each of the holders. These transactions will result in the extinguishment of approximately $600,000 of obligations, and the issuance of 150,000 shares of restricted common stock, in aggregate. The restricted common stock was valued at $4.00 per share for the purpose of this exchange.

Furthermore, all participants in its restructuring activities have agreed to the cancelation of their warrants.

The Company has agreed to use its commercially reasonable efforts to file a registration statement to register the resale of the restricted common stock issued in these transactions within 120 days from the date of execution of the agreements. Further, the Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective as promptly as practicable following the filing of the same. There can be no assurance that the regulatory process will be completed timely, or that the shares will ultimately become registered. Nor can there be any assurance that there will be a market for the common stock of price or volume sufficient to meet the needs of the holders for liquidity in the markets.

The Company expects to recognize a substantial gain upon extinguishment of these outstanding debts described in this Form 8-K upon its conversion into common stock, which treatment will be subject to final review by our auditors.

A copy of the forms of the Obligation Exchange Agreement and Share Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure made under Item 1.01 and Item 5.02 in this Form 8-K is incorporated herein by reference.  In connection with the debt restructuring, the Company completed the issuance of shares of common stock to a combination of accredited and non-accredited investors in a transaction not involving a public offering pursuant to section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of compensation to directors, the Company relied on Regulation D/section 4(a)(2) of the Securities Act to issue shares of common and preferred stock.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future events or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control. The forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. We cannot give any guarantee that these plans, intentions, or expectations will be achieved. All forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of obligation exchange agreement for restricted common stock
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2025	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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